UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2019

IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-8644	35-1575582
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Monument Circle, Indianapolis, Indiana		46204
(Address of principal executive offices)		(Zip Code)
317-261-8261
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company	

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 23, 2019, the shareholders of IPALCO Enterprises, Inc. (“IPALCO” or the “Corporation”), through a unanimous written consent electing the Corporation’s Board of Directors (the “Board”), appointed Sanjeev Addala and Marc Michael to the Board. Barry J. Bentley, Renaud Faucher, Paul L. Freedman, Lisa Krueger, Frederic Lesage, Mark Miller, Gustavo Pimenta and Kenneth J. Zagzebski continue also as members of the Board.

Members of the Board are nominated and elected in accordance with the terms of a Shareholders’ Agreement dated February 11, 2015 (the “Shareholders’ Agreement”) by and among IPALCO and its shareholders, CDP Infrastructure Fund GP (“CDPQ”), a wholly-owned subsidiary of La Caisse de dépôt et placement du Québec, and AES U.S. Investments, Inc. (“AES Investments”), a wholly-owned subsidiary of The AES Corporation (“AES”) and CDPQ. Pursuant to the Shareholders’ Agreement, AES Investments and CDPQ have rights to nominate directors to the Board. Mr. Faucher and Mr. Lesage are Board members that were nominated by CDPQ and the remainder of the Board members were nominated by AES Investments.

The Corporation does not separately compensate individuals for their service as Board members of the Corporation. Other than compensation received by each AES Investments nominated director from AES affiliated companies for services performed for all AES affiliates (including IPALCO), which generally is in excess of one hundred and twenty thousand dollars annually, none of the newly-appointed Board members referenced above has entered into or proposed to enter into any transactions reportable under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPALCO ENTERPRISES, INC.

Date: April 29, 2019	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary